UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Ardelyx, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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ARDELYX, INC.

On June 30, 2022, Ardelyx, Inc. mailed a letter to Stockholders urging Stockholders to vote “FOR” each of the proposals being submitted to a vote at the Ardelyx Annual Meeting of Stockholders. The full text of the letter follows:

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June 28, 2022

Dear Ardelyx, Inc. Stockholder:

You should have already received proxy materials related to Ardelyx Inc.’s annual stockholder meeting which has been adjourned to July 13, 2022.

The remaining proposal before the stockholders is proposal #2, granting our Board of Directors authority to affect a reverse stock split of our authorized common stock and issued and outstanding common stock by amending our Amended and Restated Certificate of Incorporation by September 15, 2022, and within a range of not less than 1-for-2 and not more than 1-for-10, if our Board of Directors deems it within our best interests. As reported in our Form 8-K filed on June 22, 2022, as of June 15, 2022, the date of our annual stockholder meeting, support for proposal #2 was approximately 66.74% of the votes cast on the proposal.

As discussed in the proxy materials, our primary objective in asking for the authority to affect the reverse stock split is to raise the per share trading price of our common stock. The board believes that having the ability to implement the reverse stock split would better enable us to maintain the listing of our common stock on the Nasdaq Global Market. Also, if the reverse stock split is implemented, we believe it would facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities and better enable us to raise funds to finance operations.

While we intend to monitor the closing price of our common stock and consider available options depending on the trading price of our common stock, no assurance can be made that we will in fact be able to continue to comply. If an issuer’s equity security is delisted from Nasdaq, it may be forced to seek to have its equity security traded or quoted on the OTC Bulletin Board or in the “pink sheets.” Such alternatives are generally considered to be less efficient markets and not as broad as Nasdaq, and therefore less desirable. Accordingly, the delisting, or even the potential delisting, of an equity security could have a negative impact on the liquidity and market price of the equity security. As such, our Board believes that it is in the best interest of the Company and its stockholders that the Board has the ability to affect, in its discretion, the reverse stock split to improve the price level of our common stock so that we are able to maintain continued compliance with the Bid Price Rule and minimize the risk of future delisting from Nasdaq.

A reverse stock split, if approved and affected, would have the result of each stockholder owning a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect the stockholder’s percentage ownership interest in the

Company. Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split.

We are writing to you to ask for your support for this proposal. Although, two-thirds of the stockholders who voted on this proposal #2 as of the date of the annual stockholder meeting voted in favor of this proposal, this proposal requires the affirmative vote of a majority of the common stock outstanding and eligible to vote. We urge you to take a moment and cast your vote in support of proposal #2. Your support would be very much appreciated.

There are three ways to vote your shares of ARDX common stock- each only taking a few moments:

•By Telephone – Stockholders in the United States can submit their vote by calling the toll-free number indicated on the enclosed vote instruction form; please have your control number located on the enclosed vote instruction form available when calling;

•By Internet – Stockholders can submit their vote via internet at www.proxyvote.com; please have the control number located on the enclosed vote instruction form available; or

•By Mail – Stockholders can vote by mail by signing, dating and returning the enclosed vote instruction form in the postage-paid envelope provided.

To be valid, your vote by telephone or internet must be received by 11:59 p.m. (Eastern Time) on July 12, 2022, the day preceding the annual meeting of stockholders.

If you need assistance in voting your shares or have questions regarding the annual meeting of stockholders, please contact ARDX’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of ARDX.

Sincerely,
Ardelyx, Inc.

If you have questions or need assistance in voting your shares, please contact:

1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
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About Ardelyx, Inc.
Ardelyx was founded with a mission to discover, develop and commercialize innovative first-in-class medicines that meet significant unmet medical needs. Ardelyx's first approved product, IBSRELA® (tenapanor) is available in the United States. Ardelyx is developing XPHOZAH® (tenapanor), a novel product candidate to control serum phosphorus in adult patients with CKD on dialysis, which has completed three successful Phase 3 trials. Ardelyx has a Phase 2 potassium secretagogue program, RDX013, for the potential treatment of elevated serum potassium, or hyperkalemia, a problem among certain patients with kidney and/or heart disease and an early-stage program in metabolic acidosis, a serious electrolyte disorder in patients with CKD. Ardelyx has established agreements with Kyowa Kirin in Japan, Fosun Pharma in China and Knight Therapeutics in Canada for the development and commercialization of tenapanor in their respective territories.

Forward Looking Statements
To the extent that statements contained in this communication are not descriptions of historical facts regarding Ardelyx, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995, including statements regarding the anticipated effects of stockholder approval of the reverse stock split and the failure to receive such stockholder approval. Such forward-looking statements involve substantial risks and uncertainties that could cause Ardelyx's future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those risks and uncertainties that are described in the definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2022. Ardelyx undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Ardelyx's business in general, please refer to Ardelyx's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2022, and its future current and periodic reports to be filed with the Securities and Exchange Commission.